                                                                    Exhibit 10.8



                              EMPLOYMENT AGREEMENT
                              --------------------

          ESSEF Corporation, an Ohio corporation (the "Company"), and Stuart D.

Neidus (the "Executive") agree as follows:

          1. EMPLOYMENT AND DUTIES.

             (a) The Company agrees to employ the Executive, and the Executive agrees to serve the Company, as the Company's Executive Vice President and Chief

Financial Officer. The Executive shall report to the Company's Chief Executive

Officer and the Board of Directors of the Company and shall have supervision and control over, and responsibility for, the accounting, treasury and financial control matters of the Company and such other powers and duties as are customarily performed by Executive Vice Presidents and Chief Financial Officers

of companies similar in size to the Company, together with such other duties,

consistent with his position as set forth above, as may be reasonably requested by the Chief Executive Officer or the Board of Directors.

             (b) On a day-to-day basis, the Executive shall, subject to the parameters set forth in Section 1(a), (i) perform such duties as may be assigned by the Chief Executive Officer, the Chief Operating Officer and the Board of

Directors, (ii) devote substantially all of his working time to the business and affairs of the Company (provided, however, that, so long as it does not unreasonably interfere with his employment obligations to the Company hereunder,

the Executive shall be entitled to attend to outside investments, and subject to prior approval of the Board of Directors, serve as a director of a corporation which does not compete with the Company (as provided in Section 11 hereof) or as a director, trustee or officer of or otherwise participate in educational,

welfare, social, religious, charitable and civic organizations, and (iii) use his good faith efforts to advance the interests of the Company and to improve the value of the Company to its shareholders.

          2. TERM. The Company's employment of the Executive shall commence on

September 3, 1996 (the "Commencement Date") and expire on September 30, 1998.

Unless terminated as provided in Section 9 hereof, this Agreement shall be extended automatically as of each September 30 thereafter for one (1) additional

"fiscal year"
period with such modified terms as mutually agreed. The term

"fiscal year" means the period beginning on October 1 in one year and ending on

September 30 in the next year.

          3. COMPENSATION.

             (a) The Executive's annual base salary ("base salary") during the term of this Agreement shall be at least Two Hundred Thousand Dollars (USD

200,000), such base salary to be reviewed annually by the Compensation Committee of the Board of Directors or an authorized subcommittee thereof (the

"Committee").

             (b) In addition to the base salary, the Company shall pay the

Executive a bonus targeted at Fifty percent (50%) of his base salary for each fiscal year ("Target Bonus"), and the Committee shall determine the appropriate target earnings per share ("Targeted Earnings Per Share") or other performance measure for bonus purposes. For fiscal year 1997 the Target Bonus shall be calculated as follows: ((actual earnings per share less 75% of Targeted Earnings

Per Share) divided by (Targeted Earnings Per Share less 75% of Targeted Earnings

Per Share)) multiplied by the Target Bonus amount. For example, if Targeted

Earnings Per Share were $2.00 and actual earnings per share were $2.50 the

Executive would earn 200% of his Target Bonus.

             There shall be no cap on bonus potential. For purposes of bonus calculations, net income from the Fame note shall not be included for purposes of determining the actual and target goal. Such bonus shall be determined and paid within thirty (30) days after the Company's audited financial statements become available. For fiscal year 1997, the Executive shall be paid a bonus of the greater of Fifty Thousand Dollars (USD 50,000) (the "Guaranteed Bonus") or

the bonus calculated as set forth above for his performance during fiscal year

1997.

          4. OPTIONS.

             (a) INITIAL OPTIONS.

                 (i) Subject to the limitation in (iii) below, the Company

hereby grants to the Executive options (the "Initial Options") to purchase Fifty

Thousand (50,000) shares of the Company's common stock (the "Shares") at the price and subject to the following terms and conditions. The Initial Options shall vest as of the Commencement

Date.

                 (ii) The exercise price per Share for the Initial Options shall be the higher of (aa) the average closing price per Share as reported by NASDAQ during the five (5) trading days immediately preceding the Commencement Date or

(bb) Seventeen Dollars and Fifty Cents (USD 17.50) per Share.

                 (iii) Regardless of the fact that Initial Options are deemed to vest in the Executive on the Commencement Date, the Executive may exercise

Initial Options only in the percentages and at the times set forth below:

       0% prior to the first anniversary of the Commencement Date;

       20% at any time after the first anniversary of the Commencement Date;

       40% at any time after the second anniversary of the Commencement Date;

       60% at any time after the third anniversary of the Commencement Date;

       80% at any time after the fourth anniversary of the Commencement Date;
       and

       100% at any time after the fifth anniversary of the Commencement Date.


       (b) PERFORMANCE OPTIONS.


           (i) The Company hereby grants the Executive options (the

"Performance Options") to purchase an additional Seventy-Five Thousand (75,000)

Shares. The Performance Options shall vest in three (3) tranches of Twenty-Five

Thousand (25,000) Performance Options each on the later of (aa) the fifth (5th)

anniversary of the Commencement Date or (bb) the following dates for each tranche:

               (xx) First Tranche -- when the average closing price of the

           Shares as reported by NASDAQ for twenty (20) consecutive trading days reaches Twenty-Six Dollars and Twenty-Five Cents (USD 26.25);

               (yy) Second Tranche -- when the average closing price of the

           Shares as reported by NASDAQ for twenty (20) consecutive trading days reaches Thirty-Five Dollars (USD 35.00);

               (zz) Third Tranche -- when the average closing price of the

           Shares as reported by NASDAQ for twenty (20) consecutive trading days reaches Forty-Three Dollars and Seventy-Five Cents (USD 43.75).

          (ii) The exercise price per Share for the Performance Options shall be the higher of (aa) the
average closing price per Share as reported by NASDAQ during the five (5)

trading days immediately preceding the Commencement Date or (bb) Seventeen

Dollars and Fifty Cents (USD 17.50) per Share.

       (c) TRANSFERABILITY OF OPTIONS. Neither the Initial Options nor the

Performance Options are transferable by the Executive other than by will, the laws of descent and distribution or by gift to members of the Executive's immediate family comprised of his spouse and children ("immediate family") or by transfer to a trust for the benefit of his immediate family.

       (d) TERM OF OPTIONS. Subject to the terms and conditions hereof, the

Initial Options and/or the Performance Options (collectively, the "Options") may be exercised after they vest at any time prior to the tenth (10th) anniversary of the Commencement Date by delivering to the Company at its principal place of business a written notice, signed by the person entitled to exercise the options, stating the Executive's election to exercise the Options and stating the number of Options to be exercised. Such notice shall, as an essential part thereof, be accompanied by the payment of the full purchase price of the Shares then to be purchased and the amount, if any, required to be withheld for federal, state and local tax purposes on account of the exercise of the Options.

The Options shall be deemed exercised as of the date that the Company receives such notice and payment. Payment of the full purchase price must be made in cash or by certified check. Promptly after the proper exercise of an Option, the

Company or its transfer agent shall issue in the name of the person exercising the Option, and deliver to him, a certificate or certificates for the Shares purchased. As holder of the Options, the Executive shall have no rights as

Shareholder or otherwise in respect of any of the Shares as to which the Options shall not have effectively been exercised.

       (e) RESTRICTIONS ON EXERCISE. No Option shall be exercisable if such exercise would violate:

           (i) any generally applicable state securities laws;

           (ii) any applicable registration or other requirements under the

               Securities Act of 1933, as amended (the "Act"), or applicable requirements of NASDAQ; or

           (iii) any generally applicable legal requirement of any other governmental authority.

Furthermore, if a registration statement with respect to the Shares to be issued upon the exercise of the Options is not in effect and if counsel for the Company reasonably deems it necessary or desirable in order to avoid possible violation of the Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares, the delivery to the Company of a commitment in writing by the person exercising the Options that at the time of such exercise it is his intention to acquire such Shares for his own account for investment only and not with a view
to, or for resale in connection with, the distribution thereof; that such person understands the Shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said Shares will be accomplished only in compliance with Rule

144, the Act, or other or subsequently applicable Rules and Regulations thereunder. The Company may place on the certificates evidencing such Shares an appropriate legend reflecting the aforesaid commitment and may refuse to permit transfer of such certificates until it has been furnished evidence reasonably satisfactory to it that no violation of the Act or the Rules and Regulations thereunder would be involved in such transfer.


       The Company shall use its best efforts to cause the underlying Shares to be registered under the Act prior to, or concurrently with, the exercise by the

Executive of the Initial Options and Performance Options.

          (f) TAXES. If all or any of the amounts payable to the Executive under this Agreement (together with all other payments of cash or property, whether pursuant to this Agreement or otherwise, including, without limitation, the issuance of Shares or Options) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the

Executive under this Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If,

after the date upon which the payment required by this Section 4(f) has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so
determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS (ii) any interest, fines and penalties resulting from such underpayment, PLUS (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above,

and the reimbursement provided by this clause (iii), in the manner described above in this Section 4(f). Payment thereof shall be made within five (5)

calendar days after the date of such subsequent determination. If, after the date upon which the payment required by this Section 4(f) has been made to the

Executive, it is determined that Executive is entitled to receive a refund of all or part of such payment, then the Executive shall pay to the Company all amounts received by the Executive as a refund of any such overpayment of excise or other taxes.


          (g) ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE. If

the Company shall at any time after the date hereof: (i) declare a dividend on the Shares payable in shares of its capital stock (whether common shares or of capital stock of any other class), (ii) subdivide its outstanding Shares, or

(iii) combine its outstanding Shares into a smaller number of Shares, the exercise price in effect at the time of the record date for that dividend or of the effective date of that subdivision or combination, and/or the number and kind of Shares issuable on that date pursuant to an exercise of the Option,

shall be proportionately adjusted so that the Executive shall be entitled to receive the aggregate number and kind of Shares which, if the Option had been exercised immediately prior to that date, the Executive would have owned upon such exercise and been entitled to receive by virtue of that dividend,

subdivision, combination, consolidation or merger. The foregoing adjustment shall be made successively whenever any event listed above shall occur. The

Compensation Committee shall have sole discretion to determine the most appropriate manner and amount of adjustments hereunder.




       5. BENEFITS. During the term of this Agreement, the Executive and his eligible dependents shall be entitled to participate in and receive benefits under any profit-sharing plan, health, disability, medical insurance or other employee welfare or benefit plan or arrangement made generally available by the

Company during the term of
this Agreement to its executives and key management employees. The Executive shall also be a participant in the Company's "Performance Share Plan" with a target award of Fifty Thousand Dollars (USD 50,000) per year over a two (2) to three (3) year performance period, as determined by the Compensation Committee.

Such Performance Share Plan is currently being developed by the Compensation

Committee for final consideration by the Board of Directors and submission to shareholders for approval, if required.

          6. CAR. During the term of this Agreement, the Company shall provide the Executive with an automobile and shall pay for operating expenses incurred in connection with the use of the automobile, including the costs of insurance,

gas, maintenance and car phone.

          7. VACATION. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time.

       8. RIGHT OF FIRST REFUSAL.


          (a) If the Executive wishes to sell, assign or otherwise transfer to a single purchaser Twenty-Five Thousand (25,000) or more Shares, the Executive shall first comply with the terms of the following right of first refusal.

          (b) The Executive may sell such Shares if the Shares proposed to be sold are first offered for purchase to the Company. Such offer of purchase shall be delivered by the Executive to the Company by a written notice containing

(i) a true copy of the offer of the proposed purchaser of the Shares (the

"Offer"), which offer shall set forth the number of Shares to be purchased,

the price for those Shares and the name and address of the proposed purchaser and (ii) a written offer by the Executive to sell all of the Shares covered by the Offer to the Company in accordance with the terms of this

Agreement and the Offer.

          (c) Upon approval by the Board, the Company or its nominee shall have the right to accept the Executive's offer in writing within sixty (60) days after the date of the notice. If such offer is accepted, the Shares shall be sold to the Company or such nominee at the office of the Company at a mutually convenient time within
twenty (20) days after the acceptance of the offer. At the Closing of such sale, the Executive shall deliver the certificates representing the Shares free of any adverse claims, liens or encumbrances whatsoever, duly endorsed for transfer, and the Company or its nominee, as the case may be, shall deliver to the Executive the purchase price relating to the Shares being purchased.


         (d) If the Company fails to exercise its purchase rights under this

Section 8 for a period of thirty (30) days after the termination of the period within which the Company had the right to purchase the Shares, the Executive may transfer the Shares that are the subject of the Offer to the proposed purchaser,

but only in strict accordance with the Offer. If such sale is consummated within a sixty (60) day period thereafter, the Shares in the hands of the proposed purchaser shall no longer be subject to the provisions of this right of first refusal. If such sale is not so consummated, the Shares shall continue to be subject to all of the provisions of this Agreement.

       9. DISABILITY OR DEATH; RESIGNATION; TERMINATION FOR CAUSE; OTHER TERMINATIONS.

          (a) DISABILITY OR DEATH. If the Executive is incapacitated for a period of three (3) consecutive months so that he cannot perform his duties hereunder on a full-time basis, then either the Company or the Executive may give written notice to the other terminating the Executive's employment effective thirty (30) days thereafter (the "Disability Termination Date"). The

Company shall continue to provide salary, medical coverage, disability and group life insurance to the Executive for six (6) months after the Disability

Termination Date. If the Executive dies prior to the termination of his employment or if notice of termination for disability is given as provided above, the Company's obligations hereunder shall terminate as of the earlier of the Executive's death or the Disability Termination Date. In the event of the

Executive's death, his estate may exercise any Options vested and exercisable at the date of death for one (1) year after such death. In the event of disability,

the Executive may exercise any options vested and exercisable at the Disability

Termination Date for a period of three (3) months after the Disability

Termination Date. In the event of death or disability, the number of Performance

Options that may be exercised is the number of Performance Options that have met the Share price hurdles, multiplied by a fraction not to exceed the whole number one (1), the numerator of which shall be the number of whole months since the Commencement Date and the denominator of which shall be sixty (60). In the event of death or disability, the Company shall pay to the Executive the prorated portion (through the applicable termination date) of the Executive's

Target Bonus that would have been paid had the Executive been employed by the

Company at the end of the fiscal year in which the applicable termination date occurred. Such Target Bonus shall be calculated according to actual Company results for the respective fiscal year and paid at the same time other Company bonuses are paid.

          (b) RESIGNATION. If the Executive's employment is terminated by reason of his voluntary resignation, all of the Company's obligations hereunder shall terminate as of the termination date. All unexercised Options, both vested and unvested, shall be automatically forfeited and canceled by the Company.

          (c) TERMINATION FOR CAUSE. If the Company terminates the Executive's employment for cause (as defined below), all of the Company's obligations hereunder shall immediately terminate as of the termination date. All unexercised Options, both vested and unvested, shall be automatically forfeited and canceled by the Company. As used herein, "for cause" shall mean (i) gross misconduct by the Executive that is materially inconsistent with the terms hereof, or (ii) material failure by the Executive to perform his duties, either of which continues after written notice thereof and a fifteen (15) day chance to cure or (iii) the Executive's conviction for committing a felony.

          (d) OTHER TERMINATIONS. If the Company terminates the Executive's employment other than for cause (including failing to extend the term at the end of any fiscal year), both the Company's and the Executive's obligations hereunder shall immediately terminate as of the termination date; provided,

however, that (i) the Executive may exercise within one (1) year from the date the Company delivers notice of termination (the "Termination Date") any Initial

Options held by him on the Termination Date, and any Performance Options that have met the Share price hurdles prior to the Termination Date, multiplied by a fraction not to exceed the whole number one (1), the numerator of which shall be the number of whole months since the Commencement Date and the denominator of which shall be sixty (60) and the Company shall continue to provide salary and medical, group life and disability
insurance (collectively, "insurance benefits") to the Executive until the later of September 30, 1998 or one (1) year after the Termination Date. In addition the Company shall pay the prorated portion (through the Termination

Date) of the Executive's Target Bonus that would have been paid had the

Executive been employed by the Company at the end of the fiscal year in which the Termination Date occurred. Such Target Bonus will be calculated according to actual Company results for the fiscal year and paid at the same time other

Company bonuses are paid.

          If (i) the Company materially changes the Executive's duties and responsibilities as set forth in Section 1 without his consent; or (ii) there occurs a "change in control" (as hereinafter defined) of the Company, then in any such event the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Agreement by the

Executive but rather a discharge of the Executive by the Company without "cause"

under this Section 9(d).

          The term "change in control" means the first to occur of the following events:

              (i) when any "person" as defined in Section 3(a)(9) of the

         Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

              (ii) The completion of a transaction requiring shareholder approval for the acquisition of substantially all of the stock or assets of the Company by an entity other than the Company or any merger of the Company into another company and the Company is not the surviving company.

Notwithstanding anything to the contrary contained in this Agreement, including without limitation, anything contained in Subsections 4(a) or 4(b) hereof, upon the occurrence of a "change of control" of the Company the Initial

Options shall immediately become exercisable by the Executive at any time and the Performance Options may be exercised by the Executive to the extent that the price of the Shares had reached the required levels of Subsections

4(b)(i)(xx), (yy) or (zz) as of the date of such change of control.


        10. TRADE SECRETS; CONFIDENTIAL AND PROPRIETARY INFORMATION. The

Executive shall not at any time or in any manner, either directly or indirectly,

divulge, disclose or communicate to any person, firm, company, corporation or business in any manner whatsoever any confidential information relating to the business of the Company, including without limitation, the Company's pricing policies, trade secrets, know-how, strategic plans and similar types of information. This Section 10 shall be interpreted with the Executive's role as

Chief Financial Officer and liaison with the securities markets and the investing public in general in mind. The foregoing restrictions shall not apply to the extent that such information (a) is obtainable in the public domain, (b)

becomes obtainable in the public domain, except by reason of the breach by the

Executive of the terms hereof, or (c) is required to be disclosed by rule of law or by order of a court or governmental body or agency. This Section 10 shall remain in full force and effect for a period of ten (10) years after expiration or termination of this Agreement for any reason.

        11. COVENANT NOT TO COMPETE. During the term of this Agreement and for a period of five (5) years thereafter the Executive will not, without the

Company's prior written consent, directly or indirectly engage in, make any investment in or have any interest in any business in competition with the business of the Company; and the Executive will not advise, assist or render services either directly or indirectly to any person, firm, company, corporation or business other than the Company with reference to any business in competition with the business engaged in by the Company during the Executive's employment by the Company. Notwithstanding the foregoing, the ownership of securities of any business competing with the Company, if such securities are publicly traded on a national securities market and constitute less than five percent (5%) of the outstanding stock thereof, shall not constitute a violation of this provision.

For purposes of this Section 11, a business in competition with the Company shall mean any business engaged in the manufacture, design, processing, sale or distribution of products that are the
same as or similar to those of the Company at any time during the term of this

Agreement. This Agreement shall inure to the benefit of, and be enforceable by,

the parties' successors, representatives, executors, administrators or assignees.

        12. NOTICES. All notices, requests, demands and other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered, at the time delivered or (b) if mailed, at the time mailed at any general or branch United States Post Office enclosed in a registered or certified postage paid envelope addressed to the address of the respective parties as follows:


       To the Company:

       ESSEF Corporation
       220 Park Drive
       Chardon, OH 44024
       Attention: Chief Executive Officer

       To the Executive:
       Stuart D. Neidus
       7860 Sugarbush Lane
       Gates Mills, OH  44040

or to such other addresses as the party to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above, provided that notices of changes of address shall only be effective upon receipt.

       13. MODIFICATIONS AND WAIVERS. No provisions of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors and is agreed to in writing, signed by the Executive and by another executive officer of the Company. No waiver by either party hereto of any breach by the other party hereto or any condition or provision of this

Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


       14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein.


       15. GOVERNING LAW. The validity, interpretation, construction,

performance and enforcement of this Agreement shall be governed by the laws of the State of Ohio.

       16. INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of the Agreement. In the event that any such provision should be or becomes invalid for any reason, such provision shall remain effective to the maximum extent permissible, and the parties shall consult and agree on a legally acceptable modification giving effect to the commercial objectives of the unenforceable or invalid provision, and every other provision of this Agreement shall remain in full force and effect.


       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on

August 16, 1996.

                                     ESSEF CORPORATION
                                     By:

----------------                     ---------------------------------
Stuart D. Neidus                     Elliot B. Ross, Executive Vice
                                     President and Chief Operating Officer